Exhibit 99.1
Press Release
National Mentor Holdings, Inc. Announces Second Quarter 2010 Results
BOSTON, Massachusetts, May 13, 2010 — National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the second quarter ended March 31, 2010.
Second Quarter Results
Revenue for the quarter ended March 31, 2010 was $252.5 million, an increase of $11.8 million, or 4.9%, over revenue for the quarter ended March 31, 2009. Revenue increased $13.1 million related to acquisitions that closed during the period from January 1, 2009 to March 31, 2010 and $1.9 million related to organic growth, including growth related to new programs. Revenue growth was partially offset by a reduction in revenue of $3.2 million from businesses we divested during the same period.
Income from operations for the quarter ended March 31, 2010 was $10.2 million, a decrease of $0.1 million as compared to income from operations for the quarter ended March 31, 2009. The operating margin was 4.0% for the quarter ended March 31, 2010, a decrease from 4.3% for the quarter ended March 31, 2009.
Net loss for the quarter ended March 31, 2010 was $4.7 million compared to net loss of $1.2 million for the quarter ended March 31, 2009.
Adjusted EBITDA(1) for the quarter ended March 31, 2010 was $25.3 million, an increase of $1.5 million, or 6.4%, as compared to Adjusted EBITDA for the quarter ended March 31, 2009. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost containment efforts. Adjusted EBITDA was negatively impacted by an increase in health insurance costs and an increase related to investment in growth initiatives.

(1)
Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. A reconciliation of Adjusted EBITDA to net loss is provided on page 5.

Year-to-Date Results
Revenue for the six months ended March 31, 2010 was $504.3 million, an increase of $22.4 million, or 4.6%, over revenue for the six months ended March 31, 2009. Revenue increased $22.5 million related to acquisitions that closed during the period from October 1, 2009 to March 31, 2010 and $6.2 million related to organic growth, including growth related to new programs. Revenue growth was partially offset by a reduction in revenue of $6.3 million from businesses we divested during the same period.
Income from operations for the six months ended March 31, 2010 was $21.1 million, an increase of $0.3 million as compared to income from operations for the six months ended March 31, 2009. The operating margin was 4.2% for the six months ended March 31, 2010, a decrease from 4.3% for the six months ended March 31, 2009.
Net loss for the six months ended March 31, 2010 was $4.7 million compared to net loss of $3.5 million for the six months ended March 31, 2009.
Adjusted EBITDA(1) for the six months ended March 31, 2010 was $51.3 million, an increase of $3.9 million, or 8.2%, as compared to Adjusted EBITDA for the six months ended March 31, 2009. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost containment efforts. Adjusted EBITDA was negatively impacted by an increase in health insurance costs, an increase related to investment in growth initiatives and an increase in workers’ compensation costs.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Friday, May 14, 2010 at 11:00 a.m. EDT to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EDT on Friday, May 21, 2010. Those wishing to participate in the May 14 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.
National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and medically complex challenges. The MENTOR Network’s customized services offer its clients, as well as the payors of these services, an attractive, cost-effective alternative to human services provided in large, institutional settings. The MENTOR Network provides services to clients in 36 states.

* * * * * * * * * * *
From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed as Forward-Looking Statements and Risk Factors included in the Company’s filings with the Securities and Exchange Commission.
This press release includes presentations of Adjusted EBITDA because it is the primary measure used by management to assess financial performance. Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. Reconciliations of net income (loss) to Adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights
($ in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2010	2009	2010	2009
Statements of Operations Data:

Net revenues	$252,502	$240,737	$504,330	$481,970
Cost of revenues	193,659	184,386	385,502	367,474

Gross profit	58,843	56,351	118,828	114,496
General and administrative expenses	34,197	32,724	68,861	67,326
Depreciation and amortization	14,444	13,287	28,866	26,341

Income from operations	10,202	10,340	21,101	20,829
Management fee of related party (1)	(287)	(259)	(563)	(482)
Other expense, net	(185)	(440)	(128)	(801)
Interest income	18	28	31	144
Interest income from related party	469	117	945	117
Interest expense	(11,520)	(11,742)	(23,401)	(24,181)

Loss from continuing operations before income taxes	(1,303)	(1,956)	(2,015)	(4,374)
Benefit for income taxes	(736)	(700)	(1,369)	(736)

Loss from continuing operations	(567)	(1,256)	(646)	(3,638)
(Loss) income from discontinued operations, net of tax	(4,089)	74	(4,052)	116

Net loss	$(4,656)	$(1,182)	$(4,698)	$(3,522)

Additional financial data:

Program rent expense	$7,222	$6,279	$14,085	$12,624
Adjusted EBITDA (2)	$25,262	$23,732	$51,322	$47,433

Reconciliation of Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2010	2009	2010	2009
Reconciliation from Net loss to Adjusted EBITDA:

Net loss	($4,656)	($1,182)	($4,698)	($3,522)
Loss (income) from discontinued operations, net of tax	4,089	(74)	4,052	(116)
Benefit for income taxes	(736)	(700)	(1,369)	(736)
Interest income	(18)	(28)	(31)	(144)
Interest income from related party	(469)	(117)	(945)	(117)
Interest expense	11,520	11,742	23,401	24,181
Depreciation and amortization	14,444	13,287	28,866	26,341
Management fee of related party (1)	287	259	563	482
Loss on disposal of property and equipment	296	208	389	267
Gain on disposal of assets	—	—	(43)	(38)
Stock-based compensation (3)	134	337	248	835
Acquisition Costs (4)	190	—	708	—
Predecessor company claims (5)	181	—	181	—

Adjusted EBITDA (2)	$25,262	$23,732	$51,322	$47,433

Selected Balance Sheet and Cash Flow Highlights
($ in thousands)
(unaudited)

	As of
	March 31, 2010	September 30, 2009
Balance Sheet Data:

Cash and cash equivalents	$13,722	$23,650
Working capital(6)	40,689	47,836
Total assets	993,453	995,610
Total debt (7)	508,042	509,976
Shareholder’s equity	222,978	223,728

	Six Months Ended
	March 31, 2010	March 31, 2009
Other Financial Data :

Cash flows provided by (used in):
Operating activities	$31,777	$22,296
Investing activities	(39,771)	(36,219)
Financing activities	(1,934)	(9,116)

Purchases of property and equipment	9,061	17,263
Cash paid for acquisitions, net	29,199	13,113

(1)	Represents management fees paid to Vestar Capital Partners V, L.P.

(2)	Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.

(3)	Represents non-cash stock-based compensation expense.

(4)	Represents expensed transaction costs related to acquisitions as a result of the adoption of Accounting Standards Codification 805, Business Combinations, on October 1, 2009.

(5)	Represents insurance claims incurred by the Predecessor Company (prior to the acquisition by Vestar on June 29, 2006).

(6)	Working capital is calculated by subtracting current liabilities from current assets.

(7)	Total debt includes obligations under capital leases.
CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.
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